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                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                           RESTRICTED SHARE AGREEMENT

     THIS AMENDED AND RESTATED RESTRICTED SHARE AGREEMENT made as of the 12th day of September, 2002 between Corporate Office Properties Trust, a Maryland business trust (the "Company"), and Roger A. Waesche, Jr. ("Employee").


                                    RECITALS

     A. The Company and the Employee entered into a Restricted Share Agreement on December 16, 1999 (the "Prior Agreement") providing for the issuance of 78,125 common shares (the "Restricted Shares") of beneficial interest, $0.01 par value per share, of the Company pursuant to the Corporate Office Properties Trust 1998 Long Term Incentive Plan (the "Plan").

     B. The Restricted Shares were subject to certain restrictions on the beneficial ownership of the shares as specified in the Prior Agreement.

     C. Pursuant to Paragraph 8(d) of the Plan, the terms of an award of Restricted Shares under the Plan may be amended with the consent of the Employee.

     D. The Employee and the Company wish to amend the Prior Agreement as hereinafter provided in connection with a renegotiation of an employment agreement between the Company and the Employee.

     NOW, THEREFORE, in consideration of the foregoing, the Company and the Employee agree as follows:

     1. AMENDMENT OF PRIOR AGREEMENT. The Prior Agreement is hereby amended and superseded by this Agreement. This Agreement shall become effective September 12, 2002,.

     2.   AWARD.

          (a) SHARES. Pursuant to the Corporate Office Properties Trust 1998 Long Term Incentive Plan (the "Plan"), 78,125 common shares (the "Restricted Shares") of beneficial interest, $0.01 par value per share, of the Company, were previously issued in Employee's name subject to certain restrictions thereon as provided in the Prior Agreement.

          (b) ISSUANCE OF RESTRICTED SHARES. The Restricted Shares were issued upon acceptance of the Prior Agreement by Employee and are subject to satisfaction of the conditions of this Agreement.

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          (c)  PLAN INCORPORATED. Employee acknowledges receipt of a copy of the
Plan, and agrees that the award of Restricted Shares is subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

     3. RESTRICTED SHARES. Employee accepts the Restricted Shares when issued and agrees with respect thereto as follows:

          (a) FORFEITURE RESTRICTIONS. The Restricted Shares shall be subject to the Forfeiture Restrictions (as hereinafter defined) from the date of the Prior Agreement through December 31, 2005 (the "Restricted Period"). The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of during the Restricted Period to the extent then subject to the Forfeiture Restrictions. To the extent the Forfeiture Restrictions have not lapsed at the end of the Restricted Period as provided in subparagraph (b) of this Paragraph 3, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation for forfeit and surrender of Restricted Shares to the Company are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

          (b) LAPSE OF FORFEITURE RESTRICTIONS. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company or a Subsidiary or Affiliate from the date of the Prior Agreement through the lapse date; provided, however, that on January 3, 2000 the Forfeiture Restrictions lapsed as to 5% of the Restricted Shares without regard to any performance target criteria set forth in the Prior Agreements.

                                 Percentage of Total
                                Number of Restricted
                                 Shares as to Which
          Year              Forfeiture Restrictions Lapse
          ----              -----------------------------
          2000                           10%
          2001                           15%
          2002                            7%
          2003                           21%
          2004                           21%
          2005                           21%

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The following schedule sets forth by year the number of Restricted Shares as to which performance target achievement described in the Prior Agreement applies:

                                         Total Number of
                                        Restricted Shares
                                    As to Which Performance
          Year                      Target Achievement Applies
          ----                      --------------------------
          2000                                   7,813
          2001                                  11,719
          2002                                  11,719
          2003                                  19,531
          2004                                  23,437

Notwithstanding the foregoing, or any contrary provisions of the Prior Agreements, it is understood between the Company and Employee, and the Company acknowledges, that as of December 31, 2001, the annual performance targets were achieved for all years through 2003, and that as of May 1, 2002, the performance targets that would have otherwise been applicable to the remainder of the Restricted Period have been and will thereafter be deemed to have been fully achieved.

     Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change of Control (as such term is defined in the Plan), or (ii) the date Employee's employment with the Company, its Subsidiaries and Affiliates is terminated for any reason other than a termination by the Employee's employer for "Cause" or a voluntary termination by the Employee. In the event Employee's employment is terminated for any reason, the Compensation Committee of the Board (the "Committee"), may, in the Committee's sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee's termination date, if later.

     To the extent that any Restricted Shares are vested solely as a result of the Employee's termination of employment pursuant to the foregoing, such shares shall be subject to a right of first refusal in favor of the Company with respect to all (but not less than all) of such shares in the event the Employee proposes to sell or otherwise transfer such shares to any other person. The Employee shall notify the Company prior to any such transfer (and in the absence of such prior notice any such transfer shall be void). The Company's right of repurchase shall be exercisable with respect to such shares within the thirty
(30) day period following the date the Employee gives notice to the Company of the proposed transfer. The purchase price of the shares repurchased by the Company hereunder shall be "Fair Market Value" (as defined in the Plan). If the Company exercises its right of first refusal, the sale shall be consummated within five (5) days of the date the Company elects to exercise its right.

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          (c)  DIVIDENDS AND VOTING RIGHTS. The Employee shall be entitled to receive any dividends paid with respect to shares of Restricted Shares that become payable during the Restricted Period; provided however, that no dividends shall be payable to or for the benefit of the Employee with respect to record dates occurring prior to the Grant Date specified in the Prior Agreement, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares. The Employee shall be entitled to vote the Restricted Shares during the Restricted Period to the same extent as would have been applicable to the Employee if the Employee was then vested in the shares; provided, however, that the Employee shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date specified in the Prior Agreement, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

          (d) CERTIFICATES. A certificate evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends as hereinabove stated unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     4. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Shares as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Share remuneration then or thereafter payable to

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Employee any tax required to be withheld by reason of such resulting compensation income.

     5. STATUS OF SHARES. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which could constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the share transfer records of the Company if such proposed transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to is transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

     6. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor entity or a Subsidiary or Affiliate as defined in the Plan) of the Company or any successor. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

     7. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

     8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

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     IN WITNESS WHEREOF, the Company has caused this Amended and Restated
Restricted Share Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

EMPLOYEE                                    CORPORATE OFFICE
                                            PROPERTIES TRUST


/s/ Roger A. Waesche, Jr.                   By:/s/ Clay W. Hamlin, III
------------------------------                 ---------------------------------
Roger A. Waesche, Jr.                          Clay W. Hamlin, III

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